EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Western Digital Corporation:

      We consent to the incorporation by reference in the Registration Statements (Nos. 2-76179, 2-97365, 33-57953, 33-9853, 33-15771, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499 and 333-36332) on Form S-8 of Western Digital Corporation and in Registration Statements (Nos. 333-52463, 333-70785 and 333-36350) on Form S-3 of Western Digital Corporation of our report dated July 27, 2000, except as to Note 11 which is as of September 26, 2000, relating to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 3, 1999 and June 30, 2000 and the related consolidated statements of operations, shareholders’ equity (deficiency) and cash flows for each of the years in the three-year period ended June 30, 2000, and the related financial statement schedule, which report appears in the June 30, 2000, Annual Report on Form 10-K of Western Digital Corporation.

KPMG LLP

Orange County, California

September 27, 2000